                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 23, 2006, among Neenah Foundry Company, a Wisconsin corporation (the "Company"), the Subsidiary Guarantors under the indenture referred to below, and The Bank of New York Trust Company, N.A., as successor trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 8, 2003 providing for the issuance of 11% Senior Secured Notes due 2010 (the "Notes");

     WHEREAS, Section 4.21 of the Indenture and Section 12 of the Notes provide that, if a Change of Control (as defined in the Indenture) occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the payment date;

     WHEREAS, Section 9.1(iv) of the Indenture and Section 10 of the Notes provide that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder of Notes to, among other things, make any change that does not adversely affect the legal rights of any Holder of a Note;

     WHEREAS, the Company and the Subsidiary Guarantors desire that Section 4.21 of the Indenture and Section 12 of the Notes be amended to provide that the obligation to repurchase Notes in the event of a Change of Control may be satisfied not only by a purchase by the Company but also by a purchase by a designee of the Company, as more fully described in Exhibit A and Exhibit B hereto.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AMENDMENT OF INDENTURE AND NOTES. Section 4.21 of the Indenture is hereby amended to read as provided in Exhibit A hereto. Section 12 of the notes is hereby amended to read as provided in Exhibit B hereto. The validity and enforceability of the foregoing amendments shall not be affected by the fact that they may not be affixed to or restated in any particular Note.

     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

                                       Neenah Foundry Company


                                       By: /s/ Gary LaChey
                                           -------------------------------------
                                       Name: Gary LaChey
                                       Title: Corporate Vice President - Finance
                                              & CFO

                                       Advanced Cast Products, Inc.
                                       Dalton Corporation
                                       Dalton Corporation, Warsaw Manufacturing
                                          Facility
                                       Dalton Corporation, Stryker Machining
                                          Facility Co.
                                       Dalton Corporation, Ashland Manufacturing
                                          Facility
                                       Dalton Corporation, Kendallville
                                          Manufacturing Facility
                                       Deeter Foundry, Inc.
                                       Gregg Industries, Inc.
                                       Mercer Forge Corporation
                                       A&M Specialties, Inc.
                                       Neenah Transport, Inc.
                                       Cast Alloys, Inc.
                                       Belcher Corporation
                                       Peerless Corporation
                                          As Subsidiary Guarantors


                                       By: /s/ Gary LaChey
                                           -------------------------------------
                                       Name: Gary LaChey
                                       Title: Corporate Vice President - Finance
                                              & CFO


                                       The Bank of New York Trust Company, N.A., as Trustee


                                       By: Roxane Ellwanger
                                           -------------------------------------
                                           Authorized Signatory

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                                                                       Exhibit A

     Section 4.21 of the Indenture is hereby amended to read as follows (changes are indicated by underlining):

SECTION 4.21. CHANGE OF CONTROL.

     (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase OR CAUSE ITS DESIGNEE TO PURCHASE all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date to be established by the Company (the "Change of Control Payment Date") after the occurrence of such Change of Control, at a cash price (the "Change of Control Repurchase Price") equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Change of Control Payment Date.

     (b) In the event that, pursuant to this Section 4.21, the Company shall be required to commence an offer to purchase Notes (the "Change of Control Offer"), the Company shall follow the procedures set forth in this Section 4.21 as follows:

          (1) the Company shall prepare and mail, with a copy to the Trustee, or at the option of the Company and at the expense of the Company, mail by the Trustee, the Change of Control Offer within 30 days following a Change of Control to each Holder of Notes;

          (2) the Change of Control Offer shall remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law) following its commencement, except to the extent that a longer period is required by applicable law;

          (3) upon the expiration of a Change of Control Offer, the Company OR ITS DESIGNEE shall purchase all Notes tendered in response to the Change of Control Offer;

          (4) if the Change of Control Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Notes pursuant to the Change of Control Offer;

          (5) the Company shall provide the Trustee with notice of the Change of Control Offer at least five Business Days before the commencement of any Change of Control Offer; and

          (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Noteholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to such notice and this Section 4.21 and that all Notes, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Repurchase Price (including the amount of accrued and unpaid interest) the Change of Control Payment Date and the Change of Control Put Date;

               (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

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               (iv) that, unless the Company (OR ITS DESIGNEE) defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to this Indenture, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer (OTHER THAN THOSE NOTES PURCHASED BY THE COMPANY'S DESIGNEE) shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.21, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.21, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased; and

               (vii) a brief description of the events resulting in such Change of Control.

     On or before the Change of Control PAYMENT Date, the Company OR ITS DESIGNEE shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Payment Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Repurchase Price of all Notes or portions thereof so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company OR ITS DESIGNEE. The Paying Agent shall promptly mail to Holders of Notes so accepted payment in an amount equal to the Change of Control Repurchase Price (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company OR ITS DESIGNEE to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent such laws, rules and regulations are applicable in connection with the repurchase of Notes pursuant to Change of Control Offer.

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                                                                       Exhibit B

     Section 12 of the Notes is hereby amended to read as follows (changes are indicated by underlining):

12.  Change of Control.

     In the event of a Change of Control of the Company, each Holder of Notes will have the right to require the Company to repurchase (OR CAUSE ITS DESIGNEE TO REPURCHASE) all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Payment Date.